UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2004

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

The Company issued a press release dated December 28, 2004 to report a material weakness in financial reporting controls. The press release is furnished (not filed) as Exhibit 99.1 to this Form 8-K.

Item 8.01. Other Events.

(a) Evaluation of Disclosure Controls and Procedures.

Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404") requires detailed review, documentation and testing of our internal controls over financial reporting. This detailed review, documentation and testing includes an assessment of the risks that could adversely affect the timely and accurate preparation of our financial statements and the identification of internal controls that are currently in place to mitigate the risks of untimely or inaccurate preparation of these financial statements. The Public Company Accounting Oversight Board has defined "material weakness" as "a significant deficiency or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected." On December 21, 2004, management of Financial Institutions, Inc. (the "Company") advised the Audit Committee of our Board of Directors of certain conditions that it concluded constitute a material weakness in our internal controls relating to financial reporting, with which the Audit Committee concurs. These conditions relate to findings pertaining to the commercial-related loan portfolios at Wyoming County Bank ("WCB") and National Bank of Geneva ("NBG") contained in recently completed loan review reports as of June 30, 2004 performed by the outside loan review firm retained by the Company to review the loan portfolios at all four of the Company’s bank subsidiaries, and to similar findings contained in recently issued Reports of Examination ("ROEs") for NBG and Bath National Bank ("BNB") covering the period ending December 31, 2003 issued by the Office of the Comptroller of the Currency ("OCC") to the Boards of NBG and BNB.

The Company has taken various corrective actions to remediate these conditions. By their nature such actions require a period of time to influence the entire portfolio. It is important to note that the NBG and BNB ROEs are based on an "as of" date of December 31, 2003, the outside loan review reports are based on an "as of" date of June 30, 2004 and that significant efforts to increase the Company’s supervision of the credit administration function at its banks and to improve training and hiring of bank personnel have been made in 2004. During 2004, the Company has significantly increased the staff and resources available to its Chief Risk Officer and the centralized credit administration function that reports to him. Corporate commercial risk officers with credit administration oversight responsibility have been added at the holding company level to support the Company’s banking subsidiaries. The position of Chief of Community Banking has been created and filled, to provide greater consistency and oversight of the commercial-related loan administration function at all four bank subsidiaries. New Board members have been added at NBG and BNB, and the Board-level compliance committees have been reorganized, with access to an outside consultant experienced in OCC compliance matters. Centralized control has been implemented for all risk-rating reviews. In addition, Corporate Credit Administration is in the process of completing a comprehensive special review of the commercial-related loan portfolio. Also, notwithstanding the high level of criticized loans at both banks, many of these loans continue to perform in terms of the borrowers making timely principal and interest payments.

The outside loan review firm found the following with respect to the loan portfolios at WCB and NBG: (i) a significant percentage of loans in the loan portfolios were identified as being improperly graded; (ii) in the case of WCB, new information pertinent to risk ratings was not acted upon in a timely manner; and (iii) there were deficiencies in loan portfolio administration at both banks, including incomplete or inaccurate credit analyses, poorly organized files and insufficient documentation of collateral.

In the case of NBG, a number of the loan review report findings are consistent with the recently issued ROE. In its reports for both NBG and BNB, the OCC concluded that some of the banks’ credit analysts and lenders were inexperienced and lacked adequate training and oversight and that there was an unacceptably high level of loan files with outdated, incomplete or inaccurate financial information. In addition, in the case of NBG, the OCC found that credit risk remained high and was increasing, and that, during the period covered by the examination, NBG’s Board and management supervision was unsatisfactory. Overall, the OCC found that there was substantial noncompliance with the terms of the NBG Formal Agreement entered into in September 2003, and stated that until problem loan levels decrease, loan losses subside and reputation risk stabilizes, it is highly unlikely that it will approve any dividend in the near future. Due to the OCC’s overall rating, NBG’s FDIC insurance premiums will increase significantly during 2005, with an estimated impact on 2005 earnings of approximately $.05 per share.

With respect to BNB, the OCC also found a substantial number of instances of noncompliance with the Formal Agreement entered into in September 2003, although the OCC found that the Board’s compliance committee had strengthened its supervision and oversight since the prior examination. As with NBG, the OCC found that credit risk at BNB remained high and was increasing, and stated that until the high level of criticized assets is effectively reduced, payment of dividends would not be considered prudent. In light of this, it is unlikely that the OCC would approve payment of a dividend to the Company in the near future.

The Company’s four subsidiary banks are the principal source of liquidity for the Company. Under the terms of the Formal Agreements, NBG and BNB must obtain OCC approval of their capital plans prior to being able to pay any dividends, and neither bank has received approval for its capital plan. Continued restrictions on the ability of NBG and BNB to pay dividends would adversely impact the Company’s ability to maintain its current level of dividends.

A new examination cycle is scheduled to begin at NBG and BNB in early January 2005. The Company’s Chief Risk Officer will be closely coordinating the efforts of his office with the OCC examination teams at NBG and BNB to ensure complete communication and timely resolution of questions or issues identified by the OCC. The Company believes that significant progress was made during the second half of 2004 (after both the OCC and outside loan review examinations closed) in addressing the most significant areas of noncompliance identified by the OCC. Whether the OCC concurs will not be known until the completion of the next examination cycle and the issuance of exit findings by the OCC. In addition, the Company is exploring options to reduce the levels of problem loans at WCB, BNB and NBG.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

December 28, 2004	By:	Ronald A. Miller

Name: Ronald A. Miller
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release